U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(AMENDMENT NO. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2009

ADA-ES, INC.

(Name of registrant as specified in its charter)

Colorado	000-50216	84-1457385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8100 SouthPark Way, Unit B, Littleton, Colorado	80120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE FOR THE FILING OF FORM 8-K/A

This Form 8-K/A is filed by ADA-ES, Inc. to replace in its entirety the press release that was furnished as Exhibit 99.1 to the original Form 8-K dated March 25, 2009. The only change in the original press release is a correction of the $(.59) fourth quarter net loss per common share – basic and diluted amount reported in two places; such amount should have been $(.54).

Item 2.02	Results of Operations and Financial Condition

On March 25, 2009, we issued an amended press release correcting an error in the earlier press release issued the same day announcing our financial results for the year and fiscal quarter ended December 31, 2008. The amended press release corrects the fourth quarter net loss per common share – basic and diluted previously reported incorrectly as $(.59) to the correct amount of $(.54). A copy of the amended press release is furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)	The following item is furnished as an exhibit to this report:

99.1	Amended Earnings Release, ADA-ES reports fourth quarter and year end 2008 results, dated March 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 25, 2009

ADA-ES, Inc. Registrant

/s/ Mark H. McKinnies
Mark H. McKinnies Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Amended press release dated March 25, 2009